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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
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j2 GLOBAL COMMUNICATIONS, INC.

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j2 Global Communications, Inc.
6922 Hollywood Boulevard, Suite 500
Los Angeles, California 90028

Dear Stockholder:

We cordially invite you to attend the j2 Global Communications, Inc. 2007 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 3, 2007, at 10:00 a.m. local time at the Renaissance Hollywood Hotel, 1755 N. Highland Avenue, Los Angeles, California 90028.

At the meeting, stockholders will vote on important matters. Please take the time to carefully read the proposals described in the attached proxy statement.

Thank you for your support of j2 Global Communications.

Sincerely, Richard S. Ressler Chairman of the Board

This proxy statement and the accompanying proxy card are being mailed to j2 Global
Communications, Inc.’s stockholders beginning about April 4, 2007.

j2 Global Communications, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 3, 2007

We will hold the 2007 Annual Meeting of Stockholders of j2 Global Communications, Inc., a Delaware corporation, at the Renaissance Hollywood Hotel, 1755 N. Highland Avenue, Los Angeles, California 90028, on Wednesday, May 3, 2007, at 10:00 a.m. local time, for the following purposes:

1.	To elect five directors to serve for the ensuing year and until their successors are elected and qualified;

2.	To approve j2 Global’s 2007 Stock Plan; and

3.	To transact such other business as may properly come before the meeting and any adjournment(s) and postponement(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

The Board of Directors has fixed the close of business on March 23, 2007 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors, Jeffrey D. Adelman Vice President, General Counsel and Secretary

April 4, 2007

Los Angeles, California

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

PROPOSAL 1 — ELECTION OF DIRECTORS	3

PROPOSAL 2 — APPROVAL OF 2007 STOCK PLAN	5

CORPORATE GOVERNANCE	7

MEETINGS AND COMMITTEES OF THE BOARD	9

DIRECTOR COMPENSATION	10

EXECUTIVE OFFICERS	11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12

EXECUTIVE COMPENSATION	14

COMPENSATION COMMITTEE REPORT	18

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	18

AUDIT COMMITTEE REPORT	25

INFORMATION ABOUT J2 GLOBAL’S AUDITORS	26

CERTAIN TRANSACTIONS	27

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR
NOMINATIONS FOR THE NEXT ANNUAL MEETING	28

COST OF ANNUAL MEETING AND PROXY SOLICITATION	29

HOUSEHOLDING	29

OTHER MATTERS	29

i

j2 Global Communications, Inc.
6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028

April 4, 2007

_____________

PROXY STATEMENT

_____________
ABOUT THE ANNUAL MEETING

Who Is Soliciting My Vote?

The Board of Directors of j2 Global Communications, Inc. (“j2 Global” or the “Company”) is soliciting your vote at the 2007 Annual Meeting of j2 Global’s stockholders.

What Will I Be Voting On?

1.  A proposal to elect five members to the j2 Global Board of Directors (see page 3); and

2.  A proposal to approve the 2007 Stock Plan (see page 5).

How Many Votes Do I Have?

You will have one vote for every share of j2 Global common stock you owned on March 23, 2007 (the record date).

How Many Votes Can Be Cast By All Stockholders?

49,378,806, which represents the total number of shares of j2 Global common stock that were outstanding on the record date.

How Many Votes Must Be Present to Hold the Meeting?

A majority of the votes that can be cast, or 24,689,404 votes. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Meeting.

What is the Required Vote to Approve Each Proposal?

1.      For Proposal 1 - the Election of Directors - the five nominees receiving the highest number of votes will be elected to the j2 Global Board of Directors, whether or not such number of votes for any individual represents a majority of the votes cast.

2.      For Proposal 2 - Approval of 2007 Stock Plan - approval requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

How Do I Vote?

You can vote either in person at the Annual Meeting, by proxy without attending the Annual Meeting or as otherwise provided in this mailing.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If you want to vote in person at the Annual Meeting, and you hold your j2 Global stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

Can I Revoke My Proxy?

Yes. Just send in a new proxy card with a later date or send a written notice of revocation to j2 Global’s Secretary at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028. In addition, if you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. Attendance at the Annual Meeting will not by itself revoke a proxy.

What If I Don’t Vote For a Matter Listed On My Proxy Card?

If you return a proxy card without indicating your vote, your shares will be voted FOR the director nominees listed on the card and FOR approval of j2 Global’s 2007 Stock Plan, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

What If I Vote “Abstain”?

Abstentions are counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting. An abstention has no effect on the outcome of Proposal 1 - the Election of Directors. An abstention has the same effect as a vote against Proposal 2 - Approval of the 2007 Stock Plan.

Can My Shares Be Voted If I Don’t Return My Proxy Card and Don’t Attend the Annual Meeting?

If you don’t vote your shares held in street name, your broker may be able to vote your shares on the matters scheduled to come before the Annual Meeting.

If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don’t give your broker instructions on how to vote your shares, or your broker has such discretion but does not exercise it, the votes will be broker non-votes, which will be counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting. Broker non-votes will have no effect on the vote for Proposal 1 - the Election of Directors or Proposal 2 - Approval of the 2007 Stock Plan.

If you don’t vote your shares held in your name, your shares will not be voted and will not be counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting.

What Happens if the Meeting is Postponed or Adjourned?

  Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who Can I Contact if I Have Questions Concerning the Annual Meeting?

If you have any further questions about voting your shares or attending the Annual Meeting please call or email our Investor Relations Department at 323-657-5371 or investor@j2global.com.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

A board of five directors is to be elected at the j2 Global Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for j2 Global’s five nominees named below, each of whom is currently a director of j2 Global. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, neither of which is expected to occur, the proxies will be voted for such nominee as shall be designated by the current j2 Global Board of Directors to fill the vacancy.

Vote Required

Each share of j2 Global common stock may vote for up to five director-nominees. Votes may not be cumulated. If a quorum is present, the five nominees receiving the highest number of votes will be elected to the j2 Global Board of Directors, whether or not such number of votes for any individual represents a majority of the votes cast.

The term of office of each person elected as a director will continue until the next j2 Global Annual Meeting or until his successor has been elected and qualified.

THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees

The names of the nominees, their ages at the record date and certain other information about them are set forth below:

Name	Age	Principal Occupation	Director Since
Richard S. Ressler(3)	48	President, Orchard Capital Corporation	1997
John F. Rieley(4)	63	Entrepreneur	1995
Michael P. Schulhof(1)(2)(3)	64	Private Investor	1997
Robert J. Cresci(1)(2)(3)	63	Managing Director of Pecks Management Partners Ltd.	1998
Douglas Y. Bech(1)(2)	61	Chairman and CEO of Raintree Resorts International, Inc.	2000
________________
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Executive Committee
(4)	Member of the Investor Relations Committee

There are no family relationships among any of the directors or executive officers of j2 Global.

Richard S. Ressler has been Chairman of the Board and a director since 1997 and served as the Company's Chief Executive Officer from 1997 to 2000, serving in each of these capacities pursuant to a consulting agreement between the Company and Orchard Capital Corporation (“Orchard Capital”). Mr. Ressler is the founder and President of Orchard Capital, a firm that provides investment capital and advice to companies (including j2 Global) in which Orchard Capital or its affiliates invest. He has been President of Orchard Capital since 1994. Mr. Ressler is a Co-Founder and Principal of CIM Group, Inc. (a real estate investor and manager). Mr. Ressler is a Co-Founder and Chairman of Orchard First Source Asset Management, LLC (a debt investor and manager). Mr. Ressler also serves as a board member for various private companies.

John F. Rieley is a co-founder and has been a director of j2 Global since 1995. From December 1995 when j2 Global was founded until March 1997, he held various offices with j2 Global. Between March 1997 and December 2004, Mr. Rieley provided consulting services to j2 Global under an agreement between j2 Global and Boardrush Media LLC, of which he is the President. In January 2006, Mr. Rieley individually entered into a consultancy agreement with j2 Global. Mr. Rieley has managed, marketed and consulted on other projects in the media field, the airline industry and in public affairs including as President of Flasher Factory, Inc.

Michael P. Schulhof has been a director of j2 Global since 1997. Mr. Schulhof is a private investor in the media, communications and entertainment industry and the Chief Executive Officer of Global Technology Investments, LLC. From 1993 to 1996, he was President and Chief Executive Officer of Sony Corporation of America. Mr. Schulhof is a trustee of the New York University Medical Center and the Brookings Institution.

Robert J. Cresci has been a director of j2 Global since 1998. Mr. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the boards of Sepracor, Inc., Luminex Corporation, SeraCare Life Sciences, Inc., Continucare Corporation and several private companies.

Douglas Y. Bech has served as a director of j2 Global since November 2000. From August 1988 through November 2000, he served as a director of eFax.com. Since August 1997, Mr. Bech has served as Chairman and Chief Executive Officer of Raintree Resorts International, Inc., a company that owns and operates luxury vacation ownership resorts. Mr. Bech was a founding partner of and, since August 1994, has served as a Managing Director of Raintree Capital, LLC, a merchant banking firm. Prior to his present position, Mr. Bech practiced law, most recently from October 1994 to October 1997 as a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Bech currently serves on the board of Frontier Oil Corporation.

PROPOSAL 2 — APPROVAL OF 2007 STOCK PLAN

On February 14, 2007, the Company’s Board of Directors approved the j2 Global Communications, Inc. 2007 Stock Plan (the “2007 Plan”). The 2007 Plan is intended to replace the Company’s Second Amended and Restated 1997 Stock Option Plan (the “1997 Plan”). The 1997 Plan, which the stockholders previously approved, will expire in November 2007 in accordance with its terms but will continue to govern options previously granted under it. A copy of the 2007 Plan is attached to this Proxy Statement as “Exhibit A”.

j2 Global believes that approval of the 2007 Plan is important in attracting and retaining employees, directors and consultants in a competitive labor market, which is essential to the Company’s long-term growth and success.

The 2007 Plan appoints the Compensation Committee of j2 Global’s Board of Directors as the 2007 Plan administrator and provides the Compensation Committee discretionary authority from time to time to give to employees of j2 Global or a subsidiary, members of the Company’s Board of Directors and consultants selected by the Compensation Committee certain awards in the form of stock options, including incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based awards.

As the 2007 Plan administrator, the Compensation Committee would determine the terms of the awards granted, including the exercise price of each option, the number of shares subject to each option and covered by each restricted stock or other award and the vesting or similar terms of each option and restricted stock or other award. The 2007 Plan administrator also has the full power to select the individuals to whom options and restricted stock or other awards will be granted and to make any combination of grants to any participants.

In addition, the 2007 Plan would permit grants of options under it in substitution for options held by employees of other companies who become eligible to receive options under the 2007 Plan as a result of a merger, consolidation, reorganization or similar event. The terms and conditions of those sorts of 2007 Plan options may vary from the terms and conditions otherwise contemplated by the 2007 Plan, to the extent deemed appropriate by the Committee in order to conform the terms and conditions of the new options with those of the options they replace.

Subject to adjustment for recapitalization events, Section 3.2 of the 2007 Plan currently sets the maximum number of shares of common stock that may be used for 2007 Plan purposes at five million. Available shares can be used for any of the purposes authorized by the 2007 Plan.

The 2007 Plan provides that any shares subject to 2007 Plan options that expire or are cancelled unexercised, and any restricted shares that are forfeited on which no dividends have been paid (or on which dividends have been paid if the dividends also are forfeited) again would become available for 2007 Plan purposes.

Having considered these matters, the Company’s Board of Directors has determined that it is in the best interests of j2 Global and its stockholders to approve the 2007 Plan. Stockholder approval of the 2007 Plan is required by federal tax provisions relating to incentive stock options and by NASD rules that apply to us.

Although j2 Global’s Board adopted the 2007 Plan primarily for the reasons discussed above, you should keep in mind that any or all of the shares authorized under the 2007 Plan also could be used for grants to any of the Company’s current executive officers, other officers or directors, as well as to other employees or consultants. Due to the discretionary nature of the 2007 Plan, j2 Global cannot predict the extent of additional benefits that any individual or category of eligible individual ultimately will receive under it.

If the 2007 Plan is not approved by the stockholders at the 2007 Annual Meeting of Stockholders, it will not become effective, and j2 Global will not have any stock option plan available for the issuance of stock options or other equity awards to its employees, directors or consultants after the expiration of the 1997 Plan in November 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2007 STOCK PLAN.

CORPORATE GOVERNANCE

j2 Global’s Board of Directors has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics, which are both posted, along with the charters for the Audit Committee and Compensation Committee, on the corporate governance page of the Company’s Website. The corporate governance page can be accessed under Investor — Corporate Governance on the Company’s Website at www.j2global.com.

Corporate Governance Principles

j2 Global’s Corporate Governance Principles provide guidelines which govern the qualifications and conduct of the Board. The Principles are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq Global Market (referred to as the “Nasdaq listing standards”). The j2 Global Corporate Governance Principles address, among other things:

•	the independence and other qualifications of j2 Global board members. The Corporate Governance Principles provide that a majority of the directors shall be independent of j2 Global and its management;
•	how persons are nominated by the Board for election as directors;
•	the functions of the Board in relation to oversight of j2 Global;
•	the approval of compensation of senior management;
•	the organization and basic function of Board committees; and
•	the authority of the Board and committees to engage outside advisors.

Code of Business Conduct and Ethics

j2 Global’s Code of Business Conduct and Ethics applies to all directors, officers and employees of j2 Global, including our Co-President and Chief Operating Officer, Co-President and Chief Financial Officer, Vice President, General Counsel & Secretary and Chief Accounting Officer. The Code embodies j2 Global’s commitment to conduct its business in accordance with all applicable laws, rules and regulations, and the highest ethical standards. The code is posted on the corporate governance page of the Company’s Website, which can be accessed under Investor — Corporate Governance at www.j2global.com.

Director Independence

Douglas Y. Bech, Robert J. Cresci and Michael P. Schulhof are independent directors, as defined in the Nasdaq listing standards and as determined by the Company’s Board of Directors.

Identifying Director Nominees; Consideration of Nominees of the Stockholders

The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board of Directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board of Directors, and because the entire Board of Directors effectively functions in the capacity of a nominating committee. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Board of Directors considers the qualifications set forth in j2 Global’s Corporate Governance Principles and follows the procedures set forth below when filling vacancies or adding a new Board member:

•	The Chairman of the Board identifies a need to add a new board member who meets specific criteria or to fill a vacancy on the Board.

•	The entire Board of Directors, including a majority of the independent directors, confirms this need by voting in favor of the search.

•	The Board of Directors establishes an ad hoc search committee to coordinate the search, which will be chaired by the Chairman of the Board and have a majority of its members be independent directors.

•	The search committee initiates a search for suitable candidates. In doing so, the committee will consider recommendations from members of the Board of Directors, senior executives and stockholders.

•
The search committee will recommend a candidate to the full Board of Directors, who will vote on the recommendation, with the requirement that a majority of the independent directors also vote in favor of the recommendation.

The Board of Directors will consider candidates recommended by stockholders when the nominations are properly submitted under the criteria in j2 Global’s Corporate Governance Principles. The deadlines and procedures for stockholder submissions of director nominees are described below under “Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting.” Following verification of the stockholder status of persons proposing candidates, the Chairman of the Board makes an initial analysis of the qualifications of any candidate recommended by stockholders to determine whether the candidate is qualified for service on the Company’s Board before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Chairman, a potential candidate nominated by a stockholder is considered in the same manner as any other potential candidate during the review process by the Board.

Communications with the Board and the Audit Committee

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Interested parties may also submit complaints regarding accounting, internal accounting controls or auditing matters to the Company’s Audit Committee. Stockholders may send written communications to the entire Board, to the Audit Committee or to individual members, addressing them to j2 Global Communications, Inc., 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, Attention: Corporate Secretary. Communications by e-mail should be addressed to investor@j2global.com and marked “Attention: Corporate Secretary” in the “Subject” field.

The Board has instructed the Secretary to review all communications so received (via e-mail or otherwise), and to exercise his discretion not to forward to the Board members correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints or suggestions) and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the Board.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings and Attendance at Annual Meeting

The Board of Directors of j2 Global held a total of 14 meetings during 2006 and conducted business by written consent as well. During 2006, each director, except Mr. Rieley, attended at least seventy-five percent (75%) of all of the meetings of the Board of Directors and the committees of which he was a member. Mr. Rieley attended seventy-one percent (71%). The Company encourages, but does not require, members of the Board of Directors to attend annual stockholder meetings. Three of j2 Global’s directors attended last year’s Annual Meeting.

Executive Sessions

In accordance with the Company’s Corporate Governance Principles, executive sessions of non-management directors are held at least two times a year. The sessions are scheduled and chaired by the Chairman of the Audit Committee. Any non-management director can request that an additional executive session be scheduled.

Board Committees

The Board of Directors has established four standing committees: Audit, Compensation, Executive and Investor Relations. The Audit and Compensation Committees are composed solely of independent directors as defined in the Nasdaq listing standards. The charters of the Audit Committee and Compensation Committee are posted under “Corporate Governance” in the Investor Relations portion of j2 Global’s Website at www.j2global.com.

Audit Committee

The Audit Committee currently consists of Messrs. Bech, Schulhof and Cresci, who is the Chairman of the Committee. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act and the Nasdaq listing standards. The Board has determined that Mr. Cresci is an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Audit Committee is responsible for, among other things, retaining and overseeing j2 Global’s independent auditors, approving the services performed by them and reviewing j2 Global’s financial reporting process, accounting principles and its system of internal accounting controls. The Audit Committee held four formal meetings in 2006 and participated with management in numerous meetings regarding internal controls, corporate taxes and internal audit. The Committee conducted business by written consent as well. See the “Report of the Audit Committee” below.

Compensation Committee

The members of the Compensation Committee are Messrs. Bech, Cresci and Schulhof, who is the Chairman of the Committee. The Compensation Committee is responsible for, among other things, administering the Company’s compensation programs, including its stock and benefit plans, for making recommendations to the Board, for approval by a majority of independent directors, with respect to compensation of the Company’s executives and for recommending to the Board changes in the policies that govern the Company’s compensation programs. The Compensation Committee held one meeting in 2006 and conducted business by written consent as well. See the “Report of the Compensation Committee” below.

Executive Committee

The members of the Executive Committee are Messrs. Cresci, Schulhof and Ressler, who is the Chairman of the Committee. The Executive Committee may take certain action permitted by law and the bylaws in the intervals between meetings of the full Board. Although the Executive Committee held no formal meetings during 2006, the Committee advised the Board of Directors on various issues delegated to it throughout the year.

Investor Relations Committee

Mr. Rieley is the sole member of the Investor Relations Committee. The Investor Relations Committee is responsible for monitoring and assisting management with the strategic direction and overall status of the Company’s investor relations program and associated activities. Although the Investor Relations Committee held no formal meetings during 2006, throughout the year Mr. Rieley conducted regular informal meetings with senior management and provided oversight and guidance regarding all material investor relations issues.

DIRECTOR COMPENSATION

Each director, except Richard S. Ressler, receives an annual retainer of $50,000. In addition to the annual retainer, the Chair of each of the Audit, Compensation and Investor Relations Committee receives $10,000 per annum. Mr. Ressler is separately compensated for his services as Chairman of the Board pursuant to a consulting agreement between the Company and Orchard Capital Corporation, a company controlled by Mr. Ressler. Under this consulting arrangement, which runs for consecutive six-month terms, Orchard Capital receives compensation of $275,000 per year. The agreement is terminable by either party by written notice delivered at least 30 days prior to commencement of the next six-month term.

j2 Global’s directors are eligible to participate in the Company’s Second Amended and Restated 1997 Stock Option Plan. If approved, j2 Global’s directors will also be eligible to participate in the 2007 Stock Plan. During 2006, j2 Global did not make any equity-based awards to its directors and no directors exercised any j2 Global options or warrants.

In order to avoid potential taxation under Internal Revenue Code Section 409A, in December 2006 the Company offered each named executive officer and director the option to increase the exercise price of certain of their stock options. In connection with these amendments, in 2007 the Company made compensating payments to each such named executive officer and Board member to reflect the decreased value of their stock options due to the increase in exercise price.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

The following table contains information with respect to the compensation of the Company’s directors for the fiscal year ended December 31, 2006.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Richard S. Ressler	$275,000		—	—	—	—	—	$275,000

John F. Rieley	$60,000	(1)	—	—	—	—	—	$60,000

Michael P. Schulhof	$60,000		—	—	—	—	—	$60,000

Robert J. Cresci	$60,000		—	—	—	—	—	$60,000

Douglas Y. Bech	$50,000		—	—	—	—	—	$50,000

(1)
Mr. Rieley also received consulting fees of $100,000 for international public relations services. See “Certain Transactions - Consulting Agreements” for a more detailed description of this arrangement.

EXECUTIVE OFFICERS

The following sets forth certain information regarding j2 Global’s executive officers (ages are as of the record date):

Nehemia Zucker, 50, became Co-President in April 2005 and Co-President and Chief Operating Officer in August 2005. From December 2000 to August 2005, Mr. Zucker served as Chief Marketing Officer. He served both as the Company’s Chief Marketing Officer and its Chief Financial Officer from December 2000 through May 2003. From 1996 through December 2000, he served exclusively as j2 Global’s Chief Financial Officer. Prior to joining j2 Global in 1996, Mr. Zucker was Chief Operations Manager of Motorola’s EMBARC division, which packages CNBC and ESPN for distribution to paging and wireless networks. From 1980 to 1996, he held various positions in finance, operations and marketing at Motorola in the United States and abroad.

R. Scott Turicchi, 43, became Co-President and Chief Financial Officer in August 2005. From May 2003 to August 2005, Mr. Turicchi served as j2 Global’s Chief Financial Officer, and from March 2000 through May 2003 he served as the Company’s Executive Vice President, Corporate Development. Mr. Turicchi served as a director of j2 Global from 1998 through 2000. From 1990 to 2000, he was a Managing Director in Donaldson, Lufkin & Jenrette Securities Corporation’s investment banking department. Mr. Turicchi is a member of the Board of Directors of Greenhills Software, Inc., a privately held company that develops real time operating systems. He also serves as Chairman of the Board of Governors of the Reed Institute of Decision Sciences.

Jeffrey D. Adelman, 40, has been j2 Global’s Vice President, General Counsel and Secretary since September 2000. Prior to joining j2 Global, Mr. Adelman practiced corporate, securities and mergers and acquisition law with the Detroit law firm of Miller, Canfield, Paddock & Stone, PLC. Mr. Adelman is a member of the state bars of California and Michigan.

Greggory Kalvin, 47, has been j2 Global’s Chief Accounting Officer since May 2003. Prior to becoming Chief Accounting Officer, Mr. Kalvin served as the Company’s Vice President of Finance from December 2000 through May 2003, and as the Company’s Controller from May 1997 until December 2000. Prior to joining j2 Global in 1997, Mr. Kalvin served as a Senior Audit Manager at KPMG LLP and then as Managing Audit Director for Prudential Healthcare, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Information Regarding Beneficial Ownership of Principal Stockholders

The following table contains information regarding the beneficial ownership of the Company’s common stock as of December 31, 2006 (except where another date is indicated) by the shareholders the Company knows to beneficially own more than five percent of the Company’s outstanding shares of common stock. The percentage of ownership is calculated using the number of outstanding shares on February 28, 2007.

Name	Number of Shares Beneficially Owned(1)	Approximate Percentage
FMR Corp. 82 Devonshire Street, Boston, Massachusetts 02109	3,217,762(2)	6.57%

Munder Capital Management 480 Pierce Street Birmingham, Michigan 48009	4,193,612(3)	8.56%

William Blair & Company, L.L.C. 222 W. Adams Chicago, Illinois 60606	7,025,781(4)	14.35%
_________
(1)	As of February 28, 2007, 48,968,601 shares of j2 Global common stock were outstanding.
(2)	Based upon information as of December 31, 2006 set forth in stockholder’s Schedule13G filed with the Securities and Exchange Commission on February 14, 2007.
(3)	Based upon information as of December 31, 2006 set forth in stockholder’s Schedule13G/A filed with the Securities and Exchange Commission on February 14, 2007.
(4)	Based upon information as of December 31, 2006 set forth in stockholder’s Schedule13G/A filed with the Securities and Exchange Commission on January 17, 2007.

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Information Regarding Beneficial Ownership of Management

The following table sets forth certain information that has been provided to the Company with respect to beneficial ownership of shares of the Company’s common stock as of February 28, 2007 by: (i) each director and nominee for director of the Company, (ii) each of the named executive officers and (iii) all directors and executive officers of the Company as a group:

Name(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage
Richard S. Ressler	2,390,850 (3)	4.8%
Douglas Y. Bech	279,468 (4)	*
Robert J. Cresci	297,000 (5)	*
John F. Rieley	43,000 (6)	*
Michael P. Schulhof	57,000 (7)	*
Nehemia Zucker	108,940 (8)	*
R. Scott Turicchi	813,710 (9)	1.6%
Jeffrey D. Adelman	47,287(10)	*
Greggory Kalvin	15,000(11)	*
All directors and named executive officers as a group (9 persons)	4,052,255(12)	8.3%
___________________
* Less than 1%

(1)	The address for all executive officers, directors and director nominees is c/o j2 Global Communications, Inc., 6922 Hollywood Blvd., Suite 500, Los Angeles, CA 90028.
(2)	As of February 28, 2007, 48,968,601 shares of j2 Global common stock were outstanding.
(3)
Consists of 1,153,850 shares of stock, including 18,000 shares of unvested restricted stock, and options to acquire 1,237,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the 2007 Annual Meeting of Stockholders.

(4)
Consists of 91,404 shares of j2 Global common stock, including 18,000 shares of unvested restricted stock, owned by Douglas Y. Bech, 10,052 shares of stock owned by the AYBech Trust of 1984, 10,052 shares of stock owned by the KEBech Trust of 1984, and options to acquire 188,064 shares of j2 Global common stock that are exercisable within 60 days of the record date for the 2007 Annual Meeting of Stockholders. Mr. Bech is the trustee of the AYBech Trust of 1984 and of the KEBech Trust of 1984, but has disclaimed beneficial ownership of any shares of j2 Global common stock in which he has no pecuniary interest.

(5)
Consists of 20,000 shares of j2 Global common stock, including 18,000 shares of unvested restricted stock, and options to acquire 277,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the 2007 Annual Meeting of Stockholders.

(6)
Consists of 18,000 shares of unvested restricted stock and options to acquire 25,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the 2007 Annual Meeting of Stockholders.

(7)
Consists of 20,000 shares of j2 Global common stock, including 18,000 shares of unvested restricted stock, and options to acquire 37,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the 2007 Annual Meeting of Stockholders.

(8)
Consists of 54,000 shares of unvested restricted stock and options to acquire 54,940 shares of j2 Global common stock that are exercisable within 60 days of the record date for the 2007 Annual Meeting of Stockholders.

(9)
Consists of 216,710 shares of j2 Global common stock, including 22,500 shares of unvested restricted stock, and options to acquire 597,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the 2007 Annual Meeting of Stockholders.

(10)
Consists of 19,955 shares of j2 Global common stock, including 18,000 shares of unvested restricted stock, and options to acquire 8,047 shares of j2 Global common stock that are exercisable within 60 days of the record date for the 2007 Annual Meeting of Stockholders.

(11)	Consists of options to acquire 15,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for the 2007 Annual Meeting of Stockholders.
(12)
Consists of 1,593,919 shares of j2 Global common stock, including 211,500 shares of unvested restricted stock, and options to acquire 2,439,051 shares of j2 Global common stock that are exercisable within 60 days of the record date for the 2007 Annual Meeting of Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires j2 Global’s officers (as defined in Rule 16a-1(f)), directors and persons who own more than 10% of a registered class of j2 Global’s equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish j2 Global with copies of all Section 16(a) forms they file. Based solely on j2 Global’s review of the copies of such forms received by j2 Global and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements applicable to the Company’s officers, directors and 10% stockholders were complied with during the fiscal year ended December 31, 2006.

EXECUTIVE COMPENSATION

Compensation Disclosure and Analysis

General

The Compensation Committee of j2 Global’s Board of Directors:

•	administers the Company’s compensation programs, including its stock option and employee stock purchase plans;
•	recommends to the Board, for approval by a majority of independent directors, the compensation to be paid to the Company’s executives;
•	recommends to the Board of Directors changes to j2 Global’s compensation policies and benefits programs; and
•	otherwise seeks to ensure that j2 Global’s compensation philosophy is consistent with j2 Global’s best interests and is properly implemented.

The Compensation Committee currently is comprised of three non-employee directors whom the Board has determined are independent for purposes of Nasdaq Marketplace Rule 4350.

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract, retain and motivate the Company’s executive officers in a manner that is tied directly to achievement of the Company’s overall operating and financial goals, and thereby increase j2 Global’s overall equity value.

Compensation for j2 Global’s executives, including for 2006, consists of salary, participation in an executive bonus program and stock option grants and restricted stock awards. The Company’s Compensation Committee has not adopted any formal policy for allocating compensation between long-term and short-term, between cash and non-cash, or among different forms of non-cash compensation. Rather, the Committee helps the Board of Directors assess past performance and anticipated future contribution of each executive officer in recommending to the Board of Directors, for approval by a majority of independent directors, the total amount and mix of each element of compensation. The Co-Presidents as well as the Chairman of the Board participate actively in this process, with the Co-Presidents being primarily responsible for establishing compensation payable to non-executive officers. In setting compensation for any given year, the Compensation Committee generally does not consider the amount of compensation from prior periods or amounts realizable from prior compensation.

The Company’s compensation objective is to link compensation to continuous improvements in corporate performance and increase in stockholder value. The Company’s executive compensation program goals include the following:

•
To establish pay levels that attract, retain and motivate highly qualified executive officers while considering the overall market competitiveness for such executive talent and balancing the relationship between total stockholder return and direct compensation;

•	To align executive officer remuneration with the interests of the stockholders;
•	To recognize superior individual performance;
•
To balance base and incentive compensation to complement the Company’s annual and longer term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance; and

•	To provide compensation opportunities based on the Company’s performance.

Compensation Components

Executive compensation consists of the following elements:

Salary. Base salaries are evaluated annually for all executive officers. In determining appropriate salary levels for such officers to recommend to the Board of Directors for its approval, the Compensation Committee considers, among other factors, the officer’s scope of responsibility, prior experience, and past performance and data on prevailing compensation levels in relevant markets for executive talent. The Compensation Committee generally targets executive salaries above the 25th percentile for comparable positions based upon compensation survey information j2 Global purchases which discloses aggregated compensation data for a group of unidentified companies with similar characteristics as j2 Global in terms of revenues, number of employees and other similar factors. The Compensation Committee conducts an annual review of executive salaries against this survey information to help ensure that executive salaries remain in line with the Compensation Committee’s target range. In approving salary increases during 2006, the Compensation Committee considered not only the survey information, but also the Company’s and individuals’ performance.

Bonus. j2 Global has established an executive bonus program for awarding bonuses to the Company’s senior executives, including the named executive officers. Bonus guidelines under the program are established each year and are designed to encourage and reward senior management for (a) attaining Company-wide financial goals, (b) improving the financial and operational health of j2 Global, and (c) meeting or exceeding individually defined goals and objectives for each executive. The plan provides guidelines only as to payment of bonuses to executive program participants and is non-binding and does not create any contract right between the Company and the participants.

The process under this program begins with development of corporate financial targets and individual goals and objectives for each program participant. The financial objectives are generally in alignment with the Company’s budget for the year. The individual goals and objectives are designed to help the Company achieve its financial goals. The corporate financial objectives and all individual goals and objectives are recommended by the Compensation Committee for approval by the Board of Directors and approved by a majority of independent directors.

Under the program, j2 Global establishes a “bonus pool” based upon an aggregate of specified percentages of base salary of all eligible executives. For the Co-Presidents, the “target” bonus percentage is 50% of their base salary. For the Vice President, General Counsel and Secretary, the target is 30% and for the Chief Accounting Officer, the target is 25%. The bonus pool is “funded” only if the Company achieves at least 97.5% of the budgeted net income and earnings per diluted share targets (the “Threshold Earnings Targets”). Even if those earnings targets are achieved, the pool will be funded only if they are achieved in a manner consistent with the Company achieving the pre-determined revenue and net income before taxes results (the “Other Corporate Objectives”). Once funded, it is anticipated - although not guaranteed - that the entire pool will be distributed among the eligible participants.

If the Threshold Earnings Targets are achieved, the bonus pool is funded at 100%. If less than 97.5% of the Threshold Earnings Targets are achieved, the bonus pool is not funded at all. If more than 107.51% of the Threshold Earnings Targets are achieved, the bonus pool can be funded up to 135% of the target pool amount.

The Compensation Committee and Board retain discretion to increase or decrease the funding of the bonus pool notwithstanding the achievement of these criteria based on factors they deem appropriate. In both 2005 and 2006, the Compensation Committee recommended for approval by the Board of Directors, and the three independent members of the Board of Directors approved, funding the bonus pool at 100%.

Once the bonus pool has been funded, individual bonuses are established by evaluating each executive’s relative contribution to the success of the Company as a whole, as well as his or her success in meeting his or her individual objectives. Individual bonus amounts are recommended by the Compensation Committee for approval by the Board of Directors and approved by a majority of independent directors. As a result of this process, in 2006 the named executive officers were awarded the following bonuses under the 2005 executive bonus program:

Nehemia Zucker:	$135,000
R. Scott Turicchi:	$105,000
Jeffrey D. Adelman:	$46,000
Greggory Kalvin:	$10,000

On March 22, 2007, through this same process the Compensation Committee unanimously recommended to the Board of Directors, and the Board approved that same day by a majority of independent directors, the following bonuses for the Company’s named executive officers under the 2006 executive bonus program:

Nehemia Zucker:	$195,000
R. Scott Turicchi:	$158,000
Jeffrey D. Adelman:	$86,000
Greggory Kalvin:	$24,000

j2 Global does not have any policy regarding the adjustment or recovery of awards under the bonus program in the event that the relevant performance measures are later restated or adjusted.

Stock Options and Restricted Stock. Stock option and restricted stock awards are designed to align the interests of executives and employees with the long-term interests of the stockholders. The Compensation Committee approves option grants and restricted stock awards subject to vesting periods to retain executives and employees and encourage sustained contributions. Awards of restricted stock are generally reserved for the most senior and critical executives. The Company does not follow a practice of making annual stock option grants or restricted stock awards. Rather, it makes these awards every few years based upon the amount of previously approved awards that have not yet vested. The Company also sometimes approves awards in connection with promotions or significant increases in responsibility of executive officers. The Compensation Committee determines the size of option grants and restricted stock awards based upon the expected future value of those awards over the vesting period that it considers appropriate to incentivize and retain the services of executive officers while preserving shareholder value. The typical vesting period of options is four or five years, with a pro rata portion vesting on each anniversary of the date of grant. The exercise price of options is the closing market price on the date of grant. The typical vesting period of restricted stock awards is five years, vesting on the following graduated schedule on each anniversary of the date of award: 10% on the first anniversary, 15% on the second anniversary, 20% on the third anniversary, 25% on the fourth anniversary and 30% on the fifth anniversary.

Employee Stock Purchase Plan. j2 Global offers all of its employees, including the Company’s executive officers, the opportunity to purchase the Company’s common stock through a tax-qualified employee stock purchase plan (“ESPP”). Under the ESPP, eligible employees can withhold up to 15% of their earnings, up to certain maximums, to be used to purchase shares of j2 Global’s common stock at certain plan-defined dates. The price of the common stock purchased under the ESPP for the offering periods is equal to 95% of its fair value at the end of the offering period.

Other Compensation. j2 Global’s executive officers are entitled to participate in the Company’s health, vision, dental, life and disability insurance plans, and the Company’s tax qualified 401(k) plan, to the same extent that the Company’s other employees are entitled to participate. Participants in the 401(k) plan are eligible for up to a $500 annual Company match, which vests over a three-year period. In addition, the Company pays a higher portion of employer contributions toward premiums for executives to participate in the health, vision and dental plans.

In order to avoid potential taxation under Internal Revenue Code Section 409A, in December 2006, the Company offered each named executive officer and Board member the option to increase the exercise price of certain of their stock options. In January 2007, the Company made compensating payments to each such named executive officer and Board member to reflect the decreased value of their stock options due to the increase in exercise price.

Change in Control and Severance Arrangements. j2 Global has not provided change in control or severance arrangements to any of the Company’s executive officers, except that Mr. Zucker has an employment contract with the company that contains a severance arrangement if he is terminated without cause. Mr. Zucker’s employment agreement has no specified term and is terminable at will by either party, but provides for severance payments equal to six months’ salary in the event of a termination by j2 Global without cause. In addition, in the event of a change of control, each option and each share of restricted stock will become immediately exercisable in full unless the Board of Directors determines that the holder has been offered substantially identical replacement options or replacement shares of restricted stock, as the case may be, and a comparable position at the acquiring company.

Summary

After its review of all existing programs, consideration of current market and competitive conditions, and alignment with the Company’s overall compensation objectives and philosophy, the Compensation Committee believes that the total compensation program for the Company’s executive officers is focused on increasing value for stockholders and enhancing the Company’s performance. The Compensation Committee currently believes that a significant portion of compensation of executive officers is properly tied to stock appreciation or stockholder value through stock options and restricted stock awards and annual incentive bonus measures. The Company’s Compensation Committee believes that its executive compensation levels are competitive with the compensation programs offered by other corporations with which it competes for executive talent.

Notwithstanding anything to the contrary set forth in any of j2 Global’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

COMPENSATION COMMITTEE REPORT

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Compensation Committee of the Board of Directors has reviewed and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for j2 Global’s 2007 Annual Meeting of Shareholders.

Submitted by the Compensation Committee of the Board of Directors, Michael P. Schulhof, Chairman Douglas Y. Bech Robert J. Cresci

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The j2 Global Compensation Committee currently consists of Messrs. Bech, Cresci and Schulhof. j2 Global has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported pursuant to applicable SEC rules. No member of the Compensation Committee has ever been an officer or employee of j2 Global.

Summary Compensation Table

The table below summarizes the total compensation earned by each of the named executive officers in 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nehemia Zucker Co-President & COO	2006	$366,154	—	—	—	$135,000	—	$10,493	$511,674

Scott Turicchi Co-President & CFO	2006	$313,846	—	—	—	$105,000	—	$10,493	$429,339

Jeffrey D. Adelman Vice President, General Counsel & Secretary	2006	$191,923	—	—	—	$46,000	—	$8,815	$246,738

Greggory Kalvin Chief Accounting Officer	2006	$137,308	—	—	—	$10,000	—	$7,703	$155,011

All Other Compensation

The following table and related footnotes describe each component of the column entitled “All Other Compensation” in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)		Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals(1) ($)	Total ($)
Nehemia Zucker	2006	—	—	$9,993	(2)	$500	—	—	$10,493

R. Scott Turicchi	2006	—	—	$9,993	(2)	$500	—	—	$10,493

Jeffrey D. Adelman	2006	—	—	$8,315	(3)	$500	—	—	$8,815

Greggory Kalvin	2006	—	—	$7,203	(4)	$500	—	—	$7,703

(1)
Mr. Zucker has a severance agreement with the Company pursuant to which he is entitled to receive severance payments equal to six months’ salary in the event of a termination by j2 Global without cause.

(2)	Consists of $9,951 in medical, dental and vision insurance premium contributions and $41 in life insurance premium contributions for $10,000 in life insurance benefits.

(3)	Consists of $8,273 in medical, dental and vision insurance premium contributions and $41 in life insurance premium contributions for $10,000 in life insurance benefits.

(4)	Consists of $7,161 in medical, dental and vision insurance premium contributions and $41 in life insurance premium contributions for $10,000 in life insurance benefits.

Grants of Plan-Based Awards Table

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Nehemia Zucker	—	—	$183,077	—	—	—	—	—	—	—	—

R. Scott Turicchi	—	—	$156,923	—	—	—	—	—	—	—	—

Jeffrey D. Adelman	—	—	$ 57,577	—	—	—	—	—	—	—	—

Greggory Kalvin	—	—	$ 34,327	—	—	—	—	—	—	—	—

(1)  The Company did not grant any equity awards during the fiscal year ended December 31, 2006.

Outstanding Equity Awards At Fiscal Year-End

The following table provides information on the holdings of stock options and restricted stock by the named executive officers at December 31, 2006. All share numbers and share prices have been retroactively restated to reflect a May 2006 two-for-one stock split effected in the form of a stock dividend.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Nehemia Zucker	46,754	—	—	$ 3.53	6/25/2012	54,000	$ 1,471,500	—	—
	13,246	—	—	$ 3.53	6/25/2012
	2,840	21,312	—	$ 18.77	8/31/2015
	33,160	122,688	—	$ 18.77	8/31/2015

R. Scott Turicchi	126,296	—	—	$ 2.07	4/14/2010	49,500	$ 1,348,875	—	—
	37,500	—	—	$ 0.94	12/28/2011
	8,000	—	—	$ 3.53	6/25/2012
	44,500	—	—	$ 6.88	5/8/2013
	193,704	—	—	$ 2.07	4/14/2010
	5,328	21,312	—	$ 18.77	8/31/2015
	27,672	110,688	—	$ 18.77	8/31/2015
	12,500	—	—	$ 1.17	12/28/2011
	89,000	44,500	—	$ 8.95	5/8/2013
	8,000	—	—	$ 4.47	6/25/2012

Jeffrey D. Adelman	4,200	21,312	—	$ 18.77	8/31/2015	18,000	$ 490,500	—	—
	7,800	26,688	—	$ 18.77	8/31/2015
	6,000	—	—	$ 4.47	6/25/2012

Greggory Kalvin	6,000	—	—	$ 4.47	6/25/2012	—	—	—	—
	—	5,667	—	$ 8.95	5/8/2013
	—	9,333	—	$ 8.95	5/8/2013

(1)
All stock options granted have 10-year terms. For options granted before August 2005, one-quarter of the options vest and are exercisable on the one-year anniversary of the grant date and each of the remaining one-quarter portions of the options vest and are exercisable on each annual anniversary of the grant date thereafter. For options granted during or after August 2005, 20% of the options vest and are exercisable on the one-year anniversary of the grant date and each of the remaining 20% portions of the options vest and are exercisable on each annual anniversary of the grant date thereafter.

(2)
The restricted shares are subject to a five-year restricted period, which commences on the award date, with restrictions lapsing as to 10% of the shares on the first anniversary of the award date, 15% of the shares on the second anniversary of the award date, 20% on the third anniversary of the award date, 25% on the fourth anniversary of the award date, and 30% on the fifth anniversary of the award date.

(3)
The market value is determined by multiplying the number of shares by $27.25, the closing trading price of the company’s common stock on the Nasdaq Global Market on December 29, 2006, the last trading day of the fiscal year.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock options exercised and vested stock awards by j2 Global’s executive officers during the fiscal year ended December 31, 2006. All share numbers and share prices have been retroactively restated to reflect a May 2006 two-for-one stock split effected in the form of a stock dividend.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Nehemia Zucker	12,500	$288,250	6,000	$ 170,640

R. Scott Turicchi	—	—	5,500	$ 156,420

Jeffrey D. Adelman	12,500	$259,955	2,000	$ 56,880

Greggory Kalvin	22,500	$422,963	—	—

During 2006, the Company’s named executive officers elected to delay vesting of their first tranche of restricted stock from August 31, 2006 to December 4, 2006 to account for an extended trading blackout that resulted from the independent investigation by a special committee of the Board of Directors into the Company’s stock option grants and related procedures.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2006 regarding shares outstanding and available for issuance under j2 Global’s existing stock option plans (in millions, except per share amounts):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	4,639,614	$8.58	3,858,596 (2)
Equity compensation plans not approved by security holders	—	—	—
_________________

(1)	These plans consist of the Second Amended and Restated 1997 Stock Option Plan and the 2001 Employee Stock Purchase Plan.

(2)
Of these, 2,172,347 shares remained available for grant under the Second Amended and Restated 1997 Stock Option Plan and 1,689,249 shares remained available for grant under the 2001 Employee Stock Purchase Plan as of December 31, 2006. The Second Amended and Restated 1997 Stock Option Plan terminates in November 1997, and no additional shares will be available for grant under that plan after November 1997.

Second Amended and Restated 1997 Stock Option Plan

j2 Global’s 1997 Stock Option Plan was adopted by the Board of Directors and approved by the stockholders in November 1997. In May 2001, j2 Global amended and restated the Amended and Restated 1997 Stock Option Plan for a second time to permit the issuance of restricted stock under the plan (the “1997 Plan”). A total of twelve million shares of j2 Global’s common stock have been reserved for issuance under the 1997 Plan. As of December 31, 2006, there were 2,172,347 additional shares underlying options and shares of restricted stock available for grant under the 1997 Plan, 4,847,699 shares had been issued upon exercise of previously granted options and 4,639,614 options and 307,840 shares of restricted stock were outstanding under the 1997 Plan.

The 1997 Plan provides for grants to employees, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for grants of non-statutory stock options and restricted stock awards to employees, including officers and employee directors, and consultants, who may be non-employee directors.

The 1997 Plan is administered by the Compensation Committee of j2 Global’s Board of Directors. The 1997 Plan administrator determines the terms of the options granted and restricted stock awarded, including the exercise price of each option, the number of shares subject to each option and covered by each restricted stock award and the vesting of each option and restricted stock award. The 1997 Plan administrator also has the full power to select the individuals to whom options and restricted stock will be granted and to make any combination of grants to any participants. Notwithstanding the powers bestowed on the Compensation Committee under the terms of the 1997 Plan, the Company has adopted a policy for equity compensation grants and awards to Board members, executive officers, other employees and consultants that, among other things, requires that all stock option grants and restricted stock awards be finally approved by a majority of independent directors.

Options generally have a term of 10 years. For options granted in 1999 and prior years, one-third of the options vested on the one-year anniversary of the grant date and each of the remaining one-third portions of the options vested on each annual anniversary of the grant date thereafter. For options granted after 1999 but before August 2005, one-quarter of the options vest on the one-year anniversary of the grant date and each of the remaining one-quarter portions of the options vest on each annual anniversary of the grant date thereafter. For options granted during or after August 2005, 20% of the options vest on the one-year anniversary of the grant date and each of the remaining 20% portions of the options vest on each annual anniversary of the grant date thereafter.

The option exercise price may not be less than the higher of the par value or 100% of the fair market value of j2 Global’s common stock on the grant date. However, non-statutory options may be granted at exercise prices of not less than the higher of the par value or 85% of the fair market value of j2 Global’s common stock on the date the option is granted. In the case of an incentive option granted to a person who at the time of the grant owns stock representing more than 10% of the total combined voting power of all classes of j2 Global’s common stock, the option exercise price for each share of common stock covered by such option may not be less than 110% of the fair market value of a share of j2 Global’s common stock on the grant date of such option.

Restricted stock awards are generally subject to a five-year restricted period, which commences on the award date, with restrictions lapsing as to 10% of the shares on the first anniversary of the award date, 15% of the shares on the second anniversary of the award date, 20% on the third anniversary of the award date, 25% on the fourth anniversary of the award date, and 30% on the fifth anniversary of the award date.

In the event of a change of control of the Company, each option and each share of restricted stock will become immediately exercisable in full unless the Board of Directors determines that the holder has been offered substantially identical replacement options or replacement shares of restricted stock, as the case may be, and a comparable position at the acquiring company.

The 1997 Plan will expire in November 2007 in accordance with its terms, except that the 1997 plan continues to govern options previously granted under it. We have submitted a proposal to our shareholders for approval of the 2007 Stock Plan to replace the 1997 Plan.

2001 Employee Stock Purchase Plan

j2 Global’s 2001 Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board of Directors and approved by the stockholders in May and June 2001, respectively. In May 2006, the Company amended and restated the ESPP to change the purchase price from 90% of the lesser of (a) the fair market value of a share of common stock on the commencement of the offering or (b) the fair market value of a share of common stock on the date of purchase to 95% of the fair market value of a share of common stock at the end of the offering period.

A total of two million shares of j2 Global’s common stock have been reserved for issuance under the ESPP. As of December 31, 2006, 313,751 shares had been issued under the ESPP and 1,686,249 shares were available for future issuance. The ESPP is administered by the Compensation Committee of j2 Global’s Board of Directors.

The ESPP is implemented through sequential offerings, each of which is referred to as an “offering,” the terms of which are referred to herein as “offering periods.” Generally, each offering period is for three months or such other duration as the Compensation Committee shall determine, not to exceed 27 months. Offering periods commence on or about February 1, May 1, August 1 and November 1 of each year and end on or about the next April 30, July 31, October 31 and January 31, respectively.

By executing an agreement to participate in the ESPP, an eligible employee is entitled to purchase shares under the ESPP, or a “purchase right”. The purchase right consists of an option to purchase a maximum number of shares of common stock determined by either (1) dividing 15% of such eligible employee’s compensation during the offering period by the purchase price of a share of common stock for such offering period or (2) dividing $12,500 by the fair market value of a share of common stock on the last date of such offering period, whichever is less. If the aggregate number of shares to be purchased upon exercise of purchase rights granted in the offering would exceed the maximum aggregate number of shares available for issuance under the ESPP, the Compensation Committee would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of each offering period.

Any employee of j2 Global or of any parent or subsidiary corporation of j2 Global designated by the Compensation Committee for inclusion in the ESPP is eligible to participate in an offering under the ESPP so long as the employee has been employed by j2 Global or any designated parent or subsidiary corporation of j2 Global for at least 30 days and is customarily employed at least 20 hours per week and five months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the ESPP would own or hold options to purchase, five percent (5%) or more of the total combined voting power or value of all classes of stock of j2 Global or of any parent or subsidiary corporation of j2 Global is entitled to participate in the ESPP. In addition, no employee is entitled to purchase more than $25,000 worth of stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of j2 Global in any calendar year.

Notwithstanding anything to the contrary set forth in any of j2 Global’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is an independent director as determined by the Company’s Board of Directors, based on the Nasdaq Global Market listing rules. Each member of the Audit Committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. In addition, the Company’s Board of Directors has determined that Robert J. Cresci is an “audit committee financial expert,” as defined by SEC rules. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board in October 2004 and is available in the investor section of the Company’s website www.j2global.com under the Corporate Governance tab.

The Audit Committee reviews j2 Global’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP (“Deloitte”), the Company’s independent auditor for 2006, was responsible for expressing opinions on the conformity of the Company’s 2006 audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006. In addition, Deloitte expressed its own opinion on the effectiveness of the company’s internal control over financial reporting as of December 31, 2006.

In this context, the Audit Committee reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2006, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with Deloitte the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. Deloitte provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee discussed with Deloitte that firm’s independence. The Audit Committee concluded that Deloitte’s provision of audit and non-audit services to j2 Global and its affiliates through December 31, 2006 was compatible with Deloitte’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in j2 Global’s Annual Report on Form 10-K for 2006.

Effective March 14, 2007, the Audit Committee replaced Deloitte as the Company’s independent auditor with Singer Lewak Greenbaum & Goldstein LLP (“Singer”). Singer’s services will commence with the review of j2 Global’s financial statements for the first fiscal quarter ending March 31, 2007.

Submitted by the Audit Committee of j2 Global’s Board of Directors, Robert J. Cresci, Chairman Douglas Y. Bech Michael P. Schulhof

INFORMATION ABOUT j2 GLOBAL’S AUDITORS

Deloitte & Touche LLP (“Deloitte”) served as j2 Global’s independent auditors from 2002 through 2006. The fees billed to the Company by Deloitte for services rendered during fiscal 2005 and fiscal 2006 are set forth below.

	2006	2005
Audit Fees (a)	$1,276,678	$731,462
Audit-Related Fees (b)	43,684	61,618
Tax Fees (c)	560,020	295,580
All Other Fees	—	—
Total	$1,880.382	$1,088,660

_______________

(a)	Includes professional services rendered in connection with the annual audit and quarterly reviews of the financial statements.
(b)	Includes fees for services related to benefit plan audit.
(c)	Includes fees for services related to tax compliance and tax planning.
(d)	Reflects adjustment of ($100,485) versus amount reported in 2006 Annual Meeting Proxy Statement.

Changes in Registrant’s Certifying Accountant.

On March 14, 2007, j2 Global’s Audit Committee recommended, approved and directed the dismissal of Deloitte as j2 Global’s independent accountants. Also on March 14, 2007, the Audit Committee recommended, approved and directed the selection of Singer Lewak Greenbaum & Goldstein LLP (“Singer”) as j2 Global’s new independent accountants. Singer’s services will commence with the review of j2 Global’s financial statements for the first fiscal quarter ending March 31, 2007.

The audit reports of Deloitte on j2 Global’s consolidated financial statements for the fiscal years ended December 31, 2006 and 2005, and on management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following:

Deloitte expressed an adverse opinion on the effectiveness of j2 Global’s internal control over financial reporting as of December 31, 2005 because of a material weakness relating to the assessment of the income tax impact of the pricing for services purchased by j2 Global from a subsidiary.

Deloitte’s report on the consolidated financial statements contained explanatory paragraphs regarding j2 Global’s adoption of Statement of Financial Accounting Standards No. 123(R) on January 1, 2006 and the restatement of 2005 consolidated financial statements.

During the two most recent fiscal years, and through the subsequent interim period preceding the dismissal of Deloitte, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the two most recent fiscal years, and through the subsequent interim period preceding the dismissal of Deloitte, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K, except for the adverse opinion on the effectiveness of j2 Global’s internal control over financial reporting described above.

During the two most recent fiscal years, and the subsequent interim period prior to the engagement of Singer, neither j2 Global, nor anyone on its behalf, consulted Singer regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the j2 Global’s financial statements, where either a written report was provided to j2 Global or oral advice was provided, that Singer concluded was an important factor considered by j2 Global in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

On March 14, 2007, j2 Global provided Deloitte with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the statements made by j2 Global in this report. A copy of Deloitte’s letter to the SEC dated March 19, 2007 is attached as Exhibit 16 to j2 Global’s Report on Form 8-K filed with the SEC on March 20, 2007.

Availability of Representatives of Independent Accountant at the Annual Meeting

Representatives of Singer are expected to be present at the Annual Meeting, and will have the opportunity to make a statement at the meeting if they desire to do so. In addition, they are expected to be available at the meeting to respond to appropriate questions. Representatives of Deloitte may also attend, although we do not expect them to do so. If they attend, they will have the opportunity to make a statement and respond to questions.

Pre-Approval Procedure for Services

The Audit Committee pre-approves all audit and audit-related services. The Audit Committee has delegated to its Chairman, Mr. Cresci, the authority to approve certain non-audit services. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte pursuant to these exceptions.

CERTAIN TRANSACTIONS

Consulting Agreements

j2 Global has entered into the following consulting agreements with directors, officers and beneficial owners of more than five percent (5%) of j2 Global’s common stock:

•    Richard S. Ressler’s services as Chairman are provided pursuant to a consulting arrangement with Orchard Capital Corporation, a company controlled by Mr. Ressler. Under this consulting arrangement, which runs for consecutive six-month terms, Orchard Capital receives compensation of $275,000 per year. The agreement is terminable by either party by written notice delivered at least 30 days prior to commencement of the next six-month term.

•    On January 16, 2006, j2 Global entered into a Consultancy Agreement with Mr. Rieley, pursuant to which Mr. Rieley assisted the Company in expanding its public relations efforts internationally, with an initial emphasis on Europe, and created and recommended to the Company for its adoption, an overall public relations program. The Consultancy Agreement had a one year term, which was renewed for an additional year effective January 16, 2007, and is terminable by either party at any time and for any reason. Under the Agreement, Mr. Rieley will receive annual compensation of $100,000, payable quarterly in advance.

Office Lease

j2 Global currently leases approximately 37,000 square feet of office space with monthly lease payments of approximately $69,400 for its headquarters in Los Angeles, California under a lease that expires in January 2010. j2 Global leases the space from CIM/Hollywood, LLC, a limited liability company indirectly controlled by j2 Global’s Chairman, Richard S. Ressler.

Investments in j2 Global by Officers, Directors and Principal Stockholders

Between December 1995 and March 1997, j2 Global issued a total of 6,910,000 shares of common stock to j2 Global’s founders, Messrs. Muller and Rieley, 5,375,000 of which were canceled in March 1997 and reissued to Boardrush Media LLC. Also in March 1997, j2 Global issued 10,060,000 shares of common stock to Orchard/JFAX Investors, LLC, and 220,000 shares of common stock to Nehemia Zucker. In connection with these issuances, j2 Global entered into a registration rights agreement with those investors. Under this agreement, the investors have the right to participate in registrations initiated by j2 Global, but do not have the right to demand that j2 Global effect a registration. These registration rights expired on March 17, 2007.

The Company believes that the “Certain Transactions” described above were made on terms no less favorable than could have been obtained from third parties. All transactions were negotiated at arms’ length. j2 Global intends to have all future transactions between j2 Global and its officers, directors and affiliates approved by a majority of independent and disinterested members of j2 Global’s Board of Directors or one of its committees, as appropriate, in a manner consistent with Nasdaq listing standards, Delaware law and the fiduciary duties of j2 Global’s directors.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in j2 Global’s proxy statement and form of proxy. The date by which stockholder proposals must be received by j2 Global so that they may be considered for inclusion in the proxy statement and form of proxy for the Company’s 2008 Annual Meeting of Stockholders is December 31, 2007 (or if the date of the next j2 Global Annual Meeting is changed by more than 30 days from the date of the 2007 Annual Meeting, a reasonable time before j2 Global begins to print and mail its proxy materials). Under j2 Global’s Bylaws, stockholder proposals which a stockholder does not seek to include in the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by j2 Global not less than 60 days nor more than 90 days prior to the date of the next j2 Global Annual Meeting (unless there are fewer than 70 days between the date the next Annual Meeting is announced and the date it is held, in which case such advance notice must be given at least 10 days after the date of the announcement). Notice of a stockholder’s intent to nominate candidates for election as directors must be submitted within the deadline for submission of stockholder proposals. Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to j2 Global Communications, Inc. at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

j2 Global is paying the expenses of this solicitation. The Company also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, the directors, officers and employees may solicit proxies in person or by telephone, fax, email or similar means.

HOUSEHOLDING

As permitted by the Securities Exchange Act of 1934, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified j2 Global of their desire to receive multiple copies of the Proxy Statement.

j2 Global will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to j2 Global’s Secretary, 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, (323) 860-9200.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors, Richard S. Ressler Chairman of the Board

Los Angeles, California
Dated:     April 4, 2007

PROXY
j2 GLOBAL COMMUNICATIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 3, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of j2 Global Communications Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April __, 2007, and hereby appoint(s) Nehemia Zucker, R. Scott Turicchi, and Jeffrey D. Adelman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of j2 Global Communications, Inc., to be held May 3, 2007 at 10:00 a.m., local time, at the Renaissance Hollywood Hotel, 1755 N. Highland Avenue, Los Angeles, California 90028, and at any continuation or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF ALL PROPOSALS SET OUT BELOW, INCLUDING FOR THE ELECTION OF THE NOMINEES TO BE DIRECTORS OF j2 GLOBAL, FOR THE APPROVAL OF j2 GLOBAL’S 2007 STOCK PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY CONTINUATION OR ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS BELOW

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.     To elect five directors to serve the ensuing year and until their successors are elected.

[_] FOR                 [_] WITHHELD                              [_] ABSTAIN

For all Nominees listed below,	Withhold authority to vote for
except as specified to the	all Nominees listed below.
contrary below.

Nominees:  Douglas Y. Bech, Robert J. Cresci, John F. Rieley, Richard S. Ressler, Michael P. Schulhof.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name on the lines provided below.)

2.	To approve j2 Global’s 2007 Stock Plan.

[_] FOR                 [_] WITHHELD                              [_] ABSTAIN

3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

[_] FOR                 [_] WITHHELD                              [_] ABSTAIN

[_] Mark here for address change and note in the space provided.

Signature(s):_______________________ Date:_____________
Note: This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each person should sign.

Please date, sign and mail your proxy card back as soon as possible.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)